As filed with the Securities and Exchange Commission on December 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIAMONDBACK ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4502447
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

500 West Texas Avenue

Suite 1200
Midland, Texas 79701
(432) 221-7400

(Address of principal executive offices, including zip code)

Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan

(Full title of the plan)

Teresa L. Dick
Chief Accounting Officer
Diamondback Energy, Inc.

9400 N. Broadway Ext. Suite 700
Oklahoma City, OK 73114
(405) 463-6900

(Telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C.

Akin Gump Strauss Hauer & Feld LLP

2300 N. Feld Street, Suite 1800

Dallas, Texas 75201

(214) 969-4780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	4,000,000	$86.40	$345,600,000	$44,858.88

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan.

(2)                                 Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act.  The price for the 4,000,000 shares of Common Stock being registered hereby is based on a price of $86.40, which is the average of the high and low trading prices per share of Common Stock of Diamondback Energy, Inc. as reported by The NASDAQ Global Select Market on December 13, 2019.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Diamondback Energy, Inc., a Delaware corporation (“Diamondback” or “Registrant”), relating to 4,000,000 shares of additional shares (“Additional Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Diamondback Energy, Inc. 2019 Amended and Restated Equity Incentive Plan, which amended and restated the Diamondback Energy, Inc. 2016 Amended and Restated Equity Incentive Plan (as so amended and restated, the “Plan”). The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 8,300,000 shares, which includes 4,300,000 shares of Common Stock issuable under the Diamondback Energy, Inc. 2016 Amended and Restated Equity Incentive Plan, previously registered under Diamondback’s Registration Statements on Form S-8 (File No. 333-215798) filed on January 27, 2017 and (File No. 333-188552) filed on May 13, 2013 (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except as amended hereby. The prospectus referred to in Part I of this Registration Statement is a combined prospectus for purposes of Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), and relates to this Registration Statement and the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Diamondback will provide all participants in the Plan with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Diamondback is not filing such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)         The Registrant’s Annual Report on Form 10-K (File No. 001-35700) filed with the Commission on February 25, 2019, as amended on Form 10-K/A filed on March 12, 2019;

(b)         The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-35700) filed with the Commission on May 10, 2019, August 9, 2019 and November 6, 2019;

(c)          The Registrant’s Current Reports on Form 8-K (File No. 001-35700) filed with the Commission on February 28, 2019, March 29, 2019, May 29, 2019, June 11, 2019, July 3, 2019, September 4, 2019 September 30, 2019, November 19, 2019, November 22, 2019 and December 5, 2019; and

(d)         The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 11, 2012 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequently filed amendments and reports updating such description.

We also incorporate by reference audited consolidated financial statements of Energen Corporation, comprised of the balance sheets as of December 31, 2017 and 2016, the related statements of operations for the years ended December 31, 2017, 2016 and 2015, the related statements of comprehensive income for the years ended December 31, 2017, 2016 and 2015, the related statements of shareholders’ equity for the years ended December 31, 2017, 2016 and 2015, the related statements of cash flows for the years ended December 31, 2017, 2016 and 2015, and the related notes to the audited consolidated financial statements, contained in Energen Corporation’s Annual Report on Form 10-K filed with the SEC on February 28, 2018.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•                  for any breach of the director’s duty of loyalty to the company or its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•                  for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of the Registrant’s certificate of incorporation provides that that no director shall be personally liable to the Diamondback or Diamondback’s stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision is to eliminate the Registrant’s rights and those of the Registrant’s stockholders (through stockholders’ derivative suits on the Registrant’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Registrant’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Registrant’s certificate of incorporation, the liability of the Registrant’s directors to Diamondback or Diamondback’s stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Registrant’s certificate of incorporation limiting or eliminating the liability of directors, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant’s certificate of incorporation provides that the Registrant will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former directors and officers, as well as those persons who, while directors or officers of the Registrant, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Registrant’s certificate of incorporation will be indemnified by the Registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by the Registrant’s certificate of incorporation is a contract right that includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the Registrant’s officer or director will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under the Registrant’s certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Registrant’s certificate of incorporation may have or hereafter acquire under law, the Registrant’s certificate of incorporation, the Registrant’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Registrant’s certificate of incorporation affecting indemnification rights, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Registrant’s certificate of incorporation also permits it, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the Registrant’s certificate of incorporation.

The Registrant’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the Registrant’s certificate of incorporation. In addition, the Registrant’s bylaws provide for a right of an indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Registrant within a specified period of time. The Registrant’s bylaws also permit the Registrant to purchase and maintain insurance, at the Registrant’s expense, to protect the Registrant and/or any director, officer, employee or agent of the Registrant or another entity, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Registrant’s bylaws affecting indemnification rights, whether by the Registrant’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with Diamondback’s Directors and Executive Officers

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with future directors and executive officers.

Indemnification and Insurance Relating to Diamondback’s Merger with Energen Corporation

Diamondback and the surviving corporation in Diamondback’s recent merger (the “Energen merger”) with the Energen Corporation (“Energen”) have agreed to, jointly and severally, indemnify, defend and hold harmless each person who is now, or has been at any time prior to August 14, 2018 or who becomes prior to the effective time of the Energen merger, a director, officer or employee of Energen or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan of Energen or any of its subsidiaries or is or was serving at the request of Energen or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of Energen or any of its subsidiaries, a fiduciary under any employee benefit plan of Energen or any of its subsidiaries or is or was serving at the request of Energen or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the effective time of the Energen merger (“indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, the Energen merger, in each case to the fullest extent permitted under applicable law (and Diamondback or Energen shall, jointly and severally, pay expenses incurred in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law and in accordance with the procedures (if any) set forth in the organizational documents of Energen or any subsidiary of Energen; provided, that such indemnified person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such indemnified person is not entitled to indemnification).

Diamondback and Energen shall not amend, repeal or otherwise modify any provision in the organizational documents of Energen or its subsidiaries in any manner that would affect (or manage Energen or its subsidiaries, with the intent to or in a manner that would) adversely the rights thereunder or under the organizational documents of Energen or any of its subsidiaries of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Diamondback shall, and shall cause Energen and its subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between Energen or any of its subsidiaries and any of its directors, officers or employees existing immediately prior to the effective time of the Energen merger.

Diamondback and Energen agreed that they will cause to be put in place, and Diamondback agreed to fully prepay immediately prior to the effective time of the Energen merger, “tail” insurance policies with a claims period of at least six years from the effective time of the Energen merger (the “tail period”) from an insurance carrier with the same or better credit rating as Energen’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Energen’s existing policies, subject to a premium cap, with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the Energen merger.

Other Indemnification Provisions

Diamondback may enter into an underwriting agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify the Registrant’s directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 16, 2012).

4.2

Certificate of Amendment No. 1 of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 12, 2016).

4.3	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on November 19, 2019).

4.4

Specimen certificate for shares of common stock, par value $0.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Company with the SEC on August 20, 2012).

4.5#	Diamondback Energy, Inc. 2016 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to Schedule DEFA 14A filed by the Company with the SEC on May 25, 2016).

4.6#	2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan (incorporated by reference to Appendix A to Schedule DEF 14A filed by the Company with the SEC on April 26, 2019).

4.7#

Form of Stock Option Agreement (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by the Company with the SEC on August 20, 2012).

4.8#	Form of Time-Vesting Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

4.9#	Form of Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on March 5, 2014).

4.10

Indenture, dated as of December 5, 2019, between Diamondback Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 5, 2019).

4.11

First Supplemental Indenture, dated as of December 5, 2019, among Diamondback Energy, Inc., Diamondback O&G LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 5, 2019).

4.12

Indenture, dated as of December 20, 2016, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Diamondback Energy, Inc.’s 5.375% Senior Notes due 2025) (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 21, 2016).

4.13

First Supplemental Indenture for the 5.375% Senior Notes due 2025, dated as of January 29, 2018, among Diamondback Energy, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on January 30, 2018).

4.14

Second Supplemental Indenture for the 5.375% Senior Notes due 2025, dated as of October 12, 2018, among Sidewinder Merger Sub Inc., a subsidiary of the Company, the Company, the other guarantors and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018).

4.15

Third Supplemental Indenture for the 5.375% Senior Notes due 2025, dated as of January 28, 2019, among Energen Corporation, Energen Resources Corporation, and EGN Services, Inc., each a direct or indirect subsidiary of the Company, the Company, the other guarantors under the indenture and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018).

4.16

Registration Rights Agreement, dated as of February 28, 2017, among Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Operating, LLC and Brigham Resources Upstream Holdings, LP. (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001.35700, filed by the Company with the SEC on March 6, 2017).

4.17

Registration Rights Agreement, dated October 31, 2018, by and between Diamondback Energy, Inc. and Ajax Resources, LLC (incorporated by reference to Exhibit 4.10 to the Form 10-Q, File No. 001-35700, filed by the Company with the SEC on November 7, 2018).

4.18

Form of Indenture, dated September  1, 1996, between Energen and The Bank of New York as trustee (incorporated by reference to Exhibit 4(i) to Energen’s Registration Statement on Form S-3 (Registration No. 333-11239), filed with the SEC on August 30, 1996).

4.19#

Energen Corporation Stock Incentive Plan (as amended effective November 7, 2017) (incorporated by reference to Exhibit 10(b) to Energen’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017).

4.20#

Amendment to the Energen Corporation Stock Incentive Plan, dated November 27, 2018 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-8, File No. 333-228637, filed by the Company with the SEC on November 30, 2018).

4.21#

Form of Stock Option Agreement under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(r) to Energen’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.22#

Form of Performance Share Award under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(t) to Energen’s Annual Report on Form 10-K for the year ended December 31, 2012).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of PricewaterhouseCoopers LLP with respect to financial statements of Energen Corporation.

23.3*	Consent of Ryder Scott Company, L.P. with respect to Diamondback Energy, Inc. reserve report.

23.4*	Consent of Ryder Scott Company, L.P. with respect to Viper Energy Partners LP reserve report.

23.5*	Consent of Ryder Scott Company, L.P. with respect to Energen Corporation reserve report.

23.6*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1 filed herewith).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*Filed herewith.

#Compensatory plan, contract or arrangement.

Item 9.   Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on December 20, 2019.

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Teresa L. Dick
Executive Vice President, Chief Accounting Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Teresa L. Dick and Matthew Zmigrosky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Travis D. Stice	Chief Executive Officer, Director	December 20, 2019
Travis D. Stice	(Principal Executive Officer)

/s/ Kaes Van’t Hof	Chief Financial Officer	December 20, 2019
Kaes Van’t Hof	(Principal Financial Officer)

/s/ Teresa L. Dick	Executive Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	December 20, 2019
Teresa L. Dick

/s/ Michael P. Cross	Director	December 20, 2019
Michael P. Cross

/s/ David L. Houston	Director	December 20, 2019
David L. Houston

/s/ Mark L. Plaumann	Director	December 20, 2019
Mark L. Plaumann

/s/ Steven E. West	Director	December 20, 2019
Steven E. West

/s/ Melanie Trent	Director	December 20, 2019
Melanie Trent